INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2023
Continued business success drives high margins and fuels return of capital to shareholders
WILMINGTON, DE. - August 3, 2023 - InterDigital, Inc. (Nasdaq: IDCC), a mobile and video technology research and development company, today announced results for the quarter ended June 30, 2023.
"This was another strong quarter for the business where we added to our recent momentum," commented Liren Chen, President and CEO, InterDigital. "The UK High Court increased the Lenovo license to $184.9 million, which bolstered our cash balance to approximately $1 billion. Our financial strength, combined with our innovation leadership, puts us in a strong position to build on our recent progress and deliver considerable value to our shareholders."
Second Quarter 2023 Financial Highlights, as compared to Second Quarter 2022:
GAAP
•Total revenue was $101.6 million. This was 19% lower due to catch-up revenues that were recognized in second quarter 2022 from two previously announced license agreements.
•Recurring revenue was $99.1 million and decreased 1%.
•Operating expenses were $78.2 million and increased 5% due primarily to higher research and portfolio development costs.
•Non-operating income1 was $2.2 million, as compared to non-operating expense1 of $21.3 million, driven primarily by our 2022 debt refinancing.
•Net income2 was $21.8 million and increased 3%; net income2 margin was 21%.
•Diluted earnings per share was $0.79 and increased 14%.
•During second quarter 2023, we repurchased $42.5 million, or 0.5 million shares, under our share repurchase program.
Non-GAAP
•Adjusted EBITDA3 was $53.6 million and decreased 31% due to lower catch-up revenues noted above; Adjusted EBITDA margin3 was 53%.
•Non-GAAP net income4 was $35.6 million and decreased 11%.
•Non-GAAP diluted earnings per share4 was $1.30 and was flat.
Near Term Outlook
The table below presents guidance of the Company's expectations for third quarter 2023. The revenue range covers existing licenses and does not include any new agreements we may sign over the balance of the third quarter.

Q3 2023
Revenue	$97M - $100M
Operating expenses	$78M - $81M
Net income [2]	$17M - $20M
Adjusted EBITDA [3]	$47M- $50M
Diluted earnings per share	$0.60 - $0.70
Weighted-average diluted shares (a)	28.2M
Non-GAAP diluted earnings per share [4]	$1.10 - $1.20
Non-GAAP weighted-average diluted shares 4 (a)	27.0M
(a) Based on share repurchases through July 31, 2023, excluding any additional repurchases that may occur during the remainder of third quarter 2023.

Conference Call Information
InterDigital will host a conference call on Thursday, August 3, 2023 at 10:00 a.m. ET to discuss its second quarter 2023 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our second quarter 2023 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that we will continue to be able to execute strongly on our business during the ongoing COVID-19 pandemic. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (ix) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (x) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xi) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (xii) the timing and impact of potential administrative and legislative matters; (xiii) changes or inaccuracies in market projections; (xiv) our ability to obtain liquidity though debt and equity financings; (xv) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvi) changes in our business strategy; (vii) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xviii) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Non-operating income and Non-operating expense are defined as interest expense plus other income (expense), net.
2    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.
3    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
4    Non-GAAP net income, Non-GAAP diluted earnings per share, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP diluted earnings per share is defined as Non-GAAP net income divided by Non-GAAP weighted average number of common shares outstanding — diluted, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Convertible Notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES:
Recurring revenues:
Smartphone	$85,075	$87,484	$172,506	$175,182
CE, IoT/Auto	13,432	11,945	27,518	23,135
Other	566	672	622	911
Total recurring revenues	99,073	100,101	200,646	199,228
Catch-up revenues	2,518	24,556	103,318	26,747
Total revenues	101,591	124,657	303,964	225,975

OPERATING EXPENSES:
Research and portfolio development	49,878	45,177	99,307	89,354
Licensing	16,644	17,326	38,012	32,856
General and administrative	11,693	9,516	24,008	20,400
Restructuring activities	—	2,738	—	3,280
Total Operating expenses	78,215	74,757	161,327	145,890

Income from operations	23,376	49,900	142,637	80,085

INTEREST EXPENSE	(12,141)	(6,272)	(24,228)	(11,787)
OTHER INCOME (EXPENSE), NET	14,387	(15,016)	27,578	(16,021)
Income before income taxes	25,622	28,612	145,987	52,277
INCOME TAX PROVISION	(4,329)	(8,028)	(21,174)	(13,989)
NET INCOME	$21,293	$20,584	$124,813	$38,288
Net loss attributable to noncontrolling interest	(490)	(485)	(2,229)	(775)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$21,783	$21,069	$127,042	$39,063
NET INCOME PER COMMON SHARE — BASIC	$0.81	$0.69	$4.58	$1.28
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	26,768	30,413	27,754	30,557
NET INCOME PER COMMON SHARE — DILUTED	$0.79	$0.69	$4.46	$1.26
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	27,655	30,710	28,494	30,992
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35	$0.70	$0.70

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,293	$20,584	$124,813	$38,288
Non-cash adjustments	(28,279)	(30,697)	(32,283)	(52,780)
Working capital changes	(38,454)	(23,655)	(165,822)	(37,248)
Net cash used in operating activities	(45,440)	(33,768)	(73,292)	(51,740)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net (purchases) sales of short-term investments	(40,046)	46,989	(46,028)	164,800
Capitalized patent costs and purchases of property and equipment	(13,036)	(11,876)	(21,517)	(22,085)
Net cash (used in) provided by investing activities	(53,082)	35,113	(67,545)	142,715
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt refinancing	—	139,989	(100)	139,989
Repurchase of common stock	(42,489)	(74,445)	(245,870)	(74,445)
Dividends paid	(9,449)	(10,803)	(19,833)	(21,544)
Other	(1,378)	(707)	(5,649)	(3,007)
Net cash (used in) provided by financing activities	(53,316)	54,034	(271,452)	40,993
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(151,838)	55,379	(412,289)	131,968
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	442,710	789,813	703,161	713,224
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$290,872	$845,192	$290,872	$845,192

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	JUNE 30, 2023	DECEMBER 31, 2022
ASSETS
Cash, cash equivalents and short-term investments	$840,723	$1,201,777
Accounts receivable	236,794	53,182
Prepaid and other current assets	114,630	89,716
Property & equipment and patents, net	348,673	365,337
Other long-term assets, net	219,359	190,093
TOTAL ASSETS	$1,760,179	$1,900,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$125,628	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	148,226	82,287
Current deferred revenue	172,650	189,059
Long-term deferred revenue	172,582	237,580
Long-term debt & other long-term liabilities	540,737	660,666
TOTAL LIABILITIES	1,159,823	1,169,592
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	595,217	724,895
Noncontrolling interest	5,139	5,618
TOTAL EQUITY	600,356	730,513
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,760,179	$1,900,105

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Q3 Outlook):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Q3 Outlook (in millions)
	2023	2022	2023	2022	2023
Net income attributable to InterDigital, Inc.	$21,783	$21,069	$127,042	$39,063	$17 - $20
Net loss attributable to non-controlling interest	(490)	(485)	(2,229)	(775)	(1)
Income tax provision	4,329	8,028	21,174	13,989	3
Other income (expense), net & interest expense	(2,246)	21,288	(3,350)	27,808	(2)
Depreciation and amortization	19,645	21,154	39,171	40,436	20
Share-based compensation	8,740	3,977	16,530	9,363	10
Other items (a)	1,800	2,738	10,037	3,280	—
Adjusted EBITDA [3]	$53,561	$77,769	$208,375	$133,164	$47 - $50
(a)    Other items in the above table includes $1.8 million and $7.5 million of one-time charges for net litigation fee reimbursement during the three and six months ended June 30, 2023, respectively. The six months ended June 30, 2023 also includes a $2.5 million one-time impairment on our patents held for sale. Additionally, Other items includes $2.7 million and $3.3 million of restructuring costs during the three and six months ended June 30, 2022, respectively.

The table below presents a reconciliation of Non-GAAP net income to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Q3 Outlook):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Q3 Outlook (in millions)
	2023	2022	2023	2022	2023
Net income attributable to InterDigital, Inc.	$21,783	$21,069	$127,042	$39,063	$17 - $20
Share-based compensation	8,740	3,977	16,530	9,363	10
Acquisition related amortization	10,262	10,820	20,530	20,906	10
Other operating items (a)	1,800	2,738	10,037	3,280	—
Other non-operating items (b)	(3,100)	9,590	(3,258)	9,590	(4)
Related income tax and noncontrolling interest effect of above items	(3,717)	(5,696)	(10,456)	(9,059)	(3)
Adjustments to income taxes	(136)	(2,475)	(1,178)	(2,313)	—
Non-GAAP net income [4]	$35,632	$40,023	$159,247	$70,830	$30 - $33

Weighted average dilutive shares - GAAP	27,655	30,710	28,494	30,992	28.2
Less: Dilutive impact of the Convertible Notes	255	—	128	—	1.2
Weighted average dilutive shares - Non-GAAP [4]	27,400	30,710	28,366	30,992	27.0

Non-GAAP net income per diluted share [4]	$1.30	$1.30	$5.61	$2.29	$1.10 - $1.20
(a)    Other operating items in the above table includes $1.8 million and $7.5 million one-time charges for net litigation fee reimbursement during the three and six months ended June 30, 2023, respectively. The six months ended June 30, 2023 also includes a $2.5 million one-time impairment on our patents held for sale. Additionally, Other operating items includes $2.7 million and $3.3 million of restructuring costs during the three and six months ended June 30, 2022, respectively.
(b)    Other non-operating items includes $3.1 million and $3.3 million of gains from fair value changes of our long-term strategic investments during the three and six months ended June 30, 2023, respectively. Other non-operating items for the three and six months ended June 30, 2022 includes a $11.2 million loss on extinguishment of long-term debt, partially offset by a $1.6 million gain from fair value changes of our long-term strategic investments.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857